Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Cognition Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1) (2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001	457(c) and 457(h)	643,309	$1.94	$1,248,019.46	0.00014760	$184.21

Total Offering Amounts					$1,248,019.46		184.21

Total Fee Offsets (4)							—

Net Fee Due							$184.21

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.001 per share (“Common Stock”) of Cognition Therapeutics, Inc. (the “Company”) that become issuable by reason of any future stock dividend, stock split, recapitalization or other similar transaction or to cover such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments, effected without the receipt of consideration by the Company, which results in an increase in the number of the outstanding shares of Common Stock.
(2)	Represents 643,309 shares of Common Stock that were added to the shares authorized for issuance under the Cognition Therapeutics, Inc. 2021 Equity Incentive Plan (the “Plan”) on January 1, 2024, pursuant to an “evergreen” provision contained in the Plan. Pursuant to such provision in the Plan, the aggregate number of shares of Common Stock authorized to be awarded under the Plan will automatically increase on January 1 of each year, in an amount equal to the lesser of (A) 5 % of the shares issued and outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares as determined by the board of directors of the Company.
(3)	Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act. The price shown is based upon the average of the high and low prices reported for the common stock on the Nasdaq Global Market on March 21, 2024.
(4)	The Registrant does not have any fee offsets.